EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned acknowledge and agree that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Class A Common Stock, par value $0.01 per share, of Capital Bank Financial Corp., is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: October 28, 2016

OAK HILL CAPITAL PARTNERS III, L.P.
By:	OHCP GENPAR III, L.P., its general partner
By:	OHCP MGP Partners III, L.P., its general partner
By:	OHCP MGP III, LTD., its general partner

By:	/s/ Caitlin Melchior
Name:	Caitlin Melchior
Title:	Authorized Person

OAK HILL CAPITAL MANAGEMENT PARTNERS III, L.P.
By:	OHCP GENPAR III, L.P., its general partner
By:	OHCP MGP Partners III, L.P., its general partner
By:	OHCP MGP III, LTD., its general partner

By:	/s/ Caitlin Melchior
Name:	Caitlin Melchior
Title:	Authorized Person

OHCP GENPAR III, L.P.
By:	OHCP MGP PARTNERS III, L.P., its general partner
By:	OHCP MGP III, LTD., its general partner

By:	/s/ Caitlin Melchior
Name:	Caitlin Melchior
Title:	Authorized Person

OHCP MGP PARTNERS III, L.P.
By:	OHCP MGP III, LTD., its general partner

By:	/s/ Caitlin Melchior
Name:	Caitlin Melchior
Title:	Authorized Person

OHCP MGP III, LTD.

By:	/s/ Caitlin Melchior
Name:	Caitlin Melchior
Title:	Authorized Person